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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0743912
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
13625 Technology Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip code)

ADC TELECOMMUNICATIONS, INC.
GLOBAL EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Jeffrey D. Pflaum
Vice President, Chief Legal Officer and Secretary
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344
(Name and address of agent for service)

(952) 938-8080
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock ($.20 par value)(3)	15,000,000 Shares	$3.64	$54,600,000.00	$5,024

(1)
Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC Telecommunications, Inc. Global Employee Stock Purchase Plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on February 20, 2002.

(3)
Includes corresponding rights to acquire shares of ADC Telecommunications, Inc. common stock pursuant to the Second Amended and Restated Rights Agreement, dated as of November 28, 1995, as amended, between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, National Association) and Computershare Investment Services, LLC.

        Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of 15,000,000 shares of common stock, $.20 par value per share ("Common Stock"), of the Registrant under the ADC Telecommunications, Inc. Global Employee Stock Purchase Plan, a stock-based employee benefit plan for which the Registrant registered 8,000,000 shares of common stock under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 11, 1994 (File No. 033-52637), the contents of which (including any post-effective amendments thereto) are hereby incorporated by reference herein. The shares listed above reflect all stock splits of the Registrant effective through the date of this filing.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4.6 to ADC's Registration Statement on Form S-8 dated March 14, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Form 10-Q for the quarter ended July 31, 2000).
4.4	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.5	Form of certificate for shares of common stock of ADC (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.6
Second Amended and Restated Rights Agreement, amended and restated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.7
Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 4-c to ADC's Form 10-K for the fiscal year ended October 31, 1999).
4.8
Amendment No. 2 to Second Amended and Restated Rights Agreement dated as of November 15, 2000 between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) and Computershare Investment Services, LLC (incorporated by reference to Exhibit 4.8 to ADC's Registration Statement on Form S-8 dated February 28, 2001).
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, as of the 26th of February, 2002.

ADC TELECOMMUNICATIONS, INC.
By	/s/ Richard R. Roscitt Richard R. Roscitt Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey D. Pflaum and Charles T. Roehrick and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 26, 2002, by the following persons in the capacities indicated:

Signature	Title
/s/ Richard R. Roscitt Richard R. Roscitt	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Robert E. Switz Robert E. Switz	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ Charles T. Roehrick Charles T. Roehrick	Vice President, Controller (Principal Accounting Officer)
/s/ Robert Annunziata Robert Annunziata	Director
/s/ John A. Blanchard III John A. Blanchard III	Director

/s/ John J. Boyle III John J. Boyle III	Director
/s/ James C. Castle James C. Castle, Ph.D.	Director
/s/ B. Kristine Johnson B. Kristine Johnson	Director
/s/ Jean-Pierre Rosso Jean-Pierre Rosso	Director
/s/ Larry W. Wangberg Larry W. Wangberg	Director
/s/ John D. Wunsch John D. Wunsch	Director
/s/ Charles D. Yost Charles D. Yost	Director

EXHIBIT INDEX

Exhibit
4.1	Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.2
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated January 20, 2000 (incorporated by reference to Exhibit 4.6 to ADC's Registration Statement on Form S-8 dated March 14, 2000).
4.3
Articles of Amendment to Restated Articles of Incorporation of ADC Telecommunications, Inc. dated June 30, 2000 (incorporated by reference to Exhibit 4-g to ADC's Form 10-Q for the quarter ended July 31, 2000).
4.4	Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to ADC's Registration Statement on Form S-3 dated April 15, 1997).
4.5	Form of certificate for shares of common stock of ADC (incorporated by reference to Exhibit 4-a to ADC's Form 10-Q for the quarter ended January 31, 1996).
4.6
Second Amended and Restated Rights Agreement, amended and restated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to ADC's Current Report on Form 8-K dated December 11, 1995).
4.7
Amendment to Second Amended and Restated Rights Agreement dated as of October 6, 1999 between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 4-c to ADC's Form 10-K for the fiscal year ended October 31, 1999).
4.8
Amendment No. 2 to Second Amended and Restated Rights Agreement dated as of November 15, 2000 between ADC Telecommunications, Inc., Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) and Computershare Investment Services, LLC (incorporated by reference to Exhibit 4.8 to ADC's Registration Statement on Form S-8 dated February 28, 2001).
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX